UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2022

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 14, 2022 (the “Execution Date”) MacroGenics, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to its existing lease agreement (the “Lease”) with ARE-Maryland No. 45, LLC (the “Landlord”), for 122,600 square feet located at 9704 Medical Center Drive in Rockville, Maryland (the “Premises”). The Amendment provides for, among other things, an extension of the term of the Lease from August 15, 2027 to December 31, 2035, unless earlier terminated or extended (the “Modified Term”). During the Modified Term, base rent will be calculated annually on a per square foot basis, beginning at $46.37 per square foot and escalating annually by three percent thereafter. The Amendment also contains two options to extend the term of the Lease, which, if executed, would extend the lease to December 31, 2045. For a period of twenty-four months beginning on the Execution Date, the Landlord has granted the Company a rent abatement of fifty percent of the base rent payable for the Premises.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, along with the original lease and amendments, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Senior Vice President and General Counsel